Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Andrew Thut, Chief Executive Officer (principal executive officer) of 4Front Ventures Corp. (the “Company”), and Peter Kampian, Chief Financial Officer (principal financial and accounting officer) of the Company, each hereby certifies that, to the best of his knowledge:

1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, to which this certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2024

/s/ Andrew Thut
Andrew Thut Chief Executive Officer (principal executive officer)

/s/ Peter Kampian
Peter Kampian Chief Financial Officer (principal financial and accounting officer)

The foregoing certifications are being furnished pursuant to 18 U.S.C. Section 1350. They are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.